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                                                                     EXHIBIT 5.2

                      [Letterhead of Smith & Downey, P.A.]

                                March 2, 2004

Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive
Arlington, VA 22203

                      Re: Interstate Hotels & Resorts, Inc.
                   Supplemental Deferred Compensation Plan and
                              IHR Executive Plan --
                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of the written documents constituting the Interstate Hotels & Resorts, Inc. Supplemental Deferred Compensation Plan and the IHR Executive Plan (collectively, the "Plans"). This is to confirm our opinion that the provisions of such written documents comply with the requirements of the Employee Retirement Income Security Act of 1974 pertaining to such provisions.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                       Very truly yours,

                                       /s/ Smith & Downey, P.A.